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Exhibit 99.2

System Software Associates, Inc
Announces That Its Common Stock Will
Move to the Nasdaq Small Cap Market

CHICAGO -- (BUSINESS WIRE) -- September 7, 1999 - System Software Associates, Inc. (SSAXD) announced today that on September 2, 1999, it received notice from the Nasdaq National Market that the Nasdaq Listing Qualifications Panel has determined to move the listing of the Company's Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market. The move will be effective with the open of business on Tuesday, September 7, 1999. The Company's Common Stock will continue to trade under the symbol SSAXD.

About SSA

System Software Associates is a worldwide ERP software and services provider with fiscal year 1998 revenue of $421 million. Its principal product, eBPCS, is primarily sold to the industrial sector including: automotive, chemicals, consumer goods, electronics, general manufacturing, food and beverage, forest products and pharmaceuticals.

Safe Harbor Provision

The statements contained in this release regarding SSA's future operating results and performance and business prospects are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "expect," "outlook" and similar expressions, as they relate to SSA or its management, have been used to identify such forward-looking statements. These statements reflect SSA's current beliefs and specific assumptions with respect to future business decisions and are based on information currently available to SSA. Accordingly, the statements are subject to significant risks, uncertainties and contingencies that could cause SSA's actual operating results, performance or business prospects to differ from those expressed in, or implied by, these statements.

________________________
Contact:

        System Software Associates, Inc.
        William N. Stuek, 312/258-6000
        Facsimile: 312/74-7500
                  or
        Francis M. Cloudman, 312/258-6000
        Facsimile: 312/474-7500